MODIFICATION OF

CONFIDENTIAL SETTLEMENT AGREEMENT

This Modification of Confidential Settlement Agreement (this “Modification”) is dated as of the ____ day of September, 2004, by and between PLM WORLDWIDE LEASING CORP. (“PLM”), a California corporation, and VARIG S.A. (VIACAO AEREA RIO-GRANDENSE) also known as Varig Brazilian Airlines (“Varig”), a Brazilian corporation. PLM and Varig are collectively referred to herein as the “Parties.”
W I T N E S S E T H

WHEREAS, PLM as owner and lessor, and Varig, as lessee, entered into an aircraft lease agreement (GF-VII) dated September 10, 1996 covering one Boeing Model 737-200 Aircraft 21007/PP-VML equipped with two Pratt and Whitney Model JT8D-17A Engines. PLM and Varig subsequently entered into a written Amendment of this Lease on or about September 30, 1999; and
WHEREAS, PLM as owner and lessor, and Varig, as lessee, entered into an aircraft lease agreement (IF-I) dated September 10, 1996 covering four Boeing Model 737-200 Aircraft 21005/PP-VMJ, 21000/PP-VME, 21017/PP-CJT, 21012/PP-CJN, each equipped with two Pratt and Whitney Model JT8D-17A Engines. PLM and Varig subsequently entered into a written Amendment of this Lease on or about September 30, 1999; and
WHEREAS, PLM as owner and lessor, and Varig, as lessee, entered into an aircraft lease agreement (GF-V) dated September 10, 1996 covering three Boeing Model 737-200 Aircraft 21003/PP-VMH, 21008/PP-VMM, 21009/PP-VMN, each equipped with two Pratt and Whitney Model JT8D-17A Engines. PLM and Varig subsequently entered into a written Amendment of this Lease on or about September 30, 1999. (The three Aircraft Leases and the Amendments thereto are referred to collectively herein as the “Leases” or the “Aircraft Leases);” and
WHEREAS, PLM sued Varig to recover sums owed under the above-described Leases, Case No. 02-06116 CA 21 in the Circuit Court of the 11th Judicial Circuit, in and for Miami-Dade County, Florida (the “Lawsuit”); and
WHEREAS, PLM and Varig entered into that certain Confidential Settlement Agreement dated as of October 11, 2002 (the “Settlement Agreement”); and
WHEREAS, Varig has paid $8,859,103.53 to PLM under the Settlement Agreement, and still owes PLM $403,396.47 plus interest under the Settlement Agreement; and
WHEREAS, PLM is currently holding Lease Security Deposits in the amount of $521,993.28 and there is approximately $472,203.79 (including interest accrued through September 1, 2004) in Escrowed Funds as of this date (collectively referred to herein as the “Varig Deposits”); and
WHEREAS, Varig missed the March, 2003 payment in the amount of $406,358.75 due under the Settlement Agreement (the “Missed Payment”); and
WHEREAS, Varig has now returned to PLM six of the seven aircraft that were in its possession as of the date of execution of the Settlement Agreement, to wit: 21000/PP-VME; 21009/PP-VMN; 21017/PP-CJT; 21007/PP-VML; 21008/PP-VMM; and 21005/PP-VMJ (collectively, the “Returned Aircraft”); and
WHEREAS, PLM wishes to sell to Varig, and Varig wishes to buy, Boeing Model 737-200 Aircraft 21003/PP-VMH (“VMH”); and
WHEREAS, PLM and Varig wish to modify the Settlement Agreement to reflect the above changes in situation, and to memorialize certain new undertakings of the Parties.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and considerations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.  Recitals. The above Recitals are true and correct and are incorporated herein.
2.  Defined Terms. The defined terms and abbreviations used in the Leases and the Settlement Agreement shall apply in this Modification as well.
3.  Amounts due by VARIG to PLM.
A.  The parties hereby agree that as of the date of this Modification, Varig owes PLM additional monies for aircraft rentals, return adjustments on the Returned Aircraft, the Missed Payment, and the purchase of Aircraft 21003/PP-VMH. The total amount due by Varig to PLM for these items is $3,918,159.90, plus 5% interest (the “Modification Balance”). In addition to any discounts provided for under the Settlement Agreement, Varig shall receive a $300,000.00 discount for timely payment of all amounts due under this Modification and the Settlement Agreement. Varig shall pay the Modification Balance as set forth in paragraph 4 below.
4.  Varig’s Payment of the Modification Balance. Varig shall pay the Modification Balance in equal, consecutive, monthly installments of $406,358.75, due on the 10th day of each month, commencing on October 10, 2004. The last installment of $406,358.75 shall be due on April 10, 2005. On May 10, 2005 PLM shall apply any Varig Deposits then held and return any excess funds to Varig on the same date. PLM shall apply all payments first to past due rentals under the Leases, then to any other rentals, and then to any other payment obligation under this Modification, the Settlement Agreement or the Leases.
5.  Purchase and Sale of Boeing Model 737-200 Aircraft 21003/PP-VMH. PLM agrees to sell to Varig, and Varig agrees to buy, VMH. VMH is being sold “AS IS, WHERE IS”, free and clear of all liens and encumbrances of any kind created by or through PLM. Varig has had opportunity to inspect VMH and has satisfied itself as to every aspect of the condition of VMH. Varig acknowledges that since delivery of VMH by PLM to Varig under the applicable Lease in 1996, Varig has been the sole person in possession of VMH, and has maintained operational and maintenance control over VMH. Closing shall take place within 90 days of the date of this Modification, and the parties shall execute a separate Purchase and Sale Agreement and closing documents.
6.  Escrowed Funds. The last sentence of paragraph 5C of the Settlement Agreement is hereby amended to read as follows:
“The Escrowed Monies shall be applied toward payment of the last payments due on the Modification Balance, and may be released from escrow as soon as the due date for these payments arrives. The Parties hereby direct the Escrow Agent to release said funds upon request from PLM, without further notice to the Parties.”
7.  Default. In the event that Varig defaults on any of its obligations hereunder, or on those obligations set forth in the Settlement Agreement or in the Leases, PLM shall have the following remedies, which may be pursued either individually or cumulatively in any combination thereof:
A.  In the event that Varig defaults on any of its payment obligations to PLM on the Modification Balance, or on its obligation to timely purchase VMH, PLM shall be entitled to obtain a Final Judgment in the Lawsuit in the amount of $3,918,159.90, less any payments made on the Modification Balance. The parties agree that PLM may obtain this Final Judgment by following the procedures, and pursuant to the provisions, set forth in paragraph 7A of the Settlement Agreement;
B.  In the event that Varig fails to timely close on the VMH sale, such failure shall constitute a default under this Modification, the Settlement Agreement and the Leases, and PLM shall be entitled to all default remedies thereunder;
C.  Any other remedies available under the Settlement Agreement ;
D.  Any other remedies available under the Leases; and/or
E.  Any other remedies available under either Florida or Brazilian law.
In the event of a default, Varig shall not be entitled to the $300,000.00 discount for timely payment, and shall also lose the discount provided in the Settlement Agreement. Any default under this Modification shall also constitute a default under the Settlement Agreement and the Leases. Any default under the Leases or the Settlement Agreement, except those defaults waived by PLM accordance with the Settlement Agreement or this Modification, shall constitute a default under this Modification as well.
8.  Counterparts. This Modification may be executed in several counterparts, each of which shall be deemed an original, and the counterparts shall together constitute one and the same agreement, notwithstanding that all parties are not signatory to the original or the same counterpart.
9.  Florida Law. Notwithstanding any contrary provisions contained within the Leases or the Settlement Agreement, this Modification shall be governed by and construed in accordance with laws of the State of Florida and may be enforced in any court in Miami-Dade County, Florida or in any court in Brazil.
10.  Effectiveness Of The Leases and the Settlement Agreement. Except as specifically modified in this Modification, the Leases and the Settlement Agreement shall remain in full force and effect. In the event of a conflict between any term of the Leases, the Settlement Agreement, or this Modification, the Modification terms shall be controlling.
11.  Integration. As of the date hereof, the Leases as amended by the Settlement Agreement, and as further amended by this Modification and any attachments to it, contain the entire agreement between the parties, and the terms of the Leases, as amended by the Settlement Agreement and as further amended by this Modification, are contractual and not a mere recital. The Parties agree that all prior negotiations and understandings between the parties have been merged into the Leases, as amended by the Settlement Agreement and as further amended by this Modification, and may not be modified or changed, except by a further writing signed by a duly authorized representative of each party.
12.  Alterations to Modification. The Parties mutually represent and warrant each unto the other that this Modification may not be modified or amended in any respect whatsoever, except by a writing signed by the party against whom enforcement is sought.
13.  Binding Effect. This Modification shall be binding upon the Parties, and their heirs, successors and assigns.
14.  Waiver. No waiver of any provisions of this Modification shall be valid unless in writing and signed by the party against whom charged.
WE HEREBY AGREE to each of the foregoing terms.
PLM WORLDWIDE LEASING CORP. Witnesses
By:___________________________ ________________________________
Title__________________________ ________________________________
VARIG, S.A. Witnesses
By:___________________________ ________________________________
Title__________________________ ________________________________